UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2015

Spirit AeroSystems Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3801 South Oliver, Wichita, Kansas 67210

(Address of principal executive offices)(zip code)

(316) 526-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On July 29, 2015, Spirit AeroSystems Holdings, Inc. issued a press release announcing its financial results for the three months ended July 2, 2015 under the heading "Spirit AeroSystems Holdings, Inc. Reports Second Quarter 2015 Financial Results; Revenues of $1.7 Billion and EPS of $1.11." The press release is furnished as Exhibit 99.

The information in this report, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events

On July 24, 2015, the Board of Directors of Spirit AeroSystems Holdings, Inc. (the “Company”) authorized a share repurchase program authorizing the purchase of up to $350 million of the Company’s common stock.

Under the share repurchase program, repurchases may be made from time to time through December 31, 2017, in open market transactions at prevailing market prices, in privately negotiated transactions or by other means in accordance with federal securities laws.  The Company intends to fund repurchases under the share repurchase program from cash on hand.

The share repurchase program does not obligate the Company to repurchase any specific number of shares and may be suspended or terminated at any time without prior notice.  The actual timing, number and value of shares repurchased will be based on a number of factors, including general business and market conditions, compliance with the terms of the Company’s outstanding indebtedness and applicable legal requirements.

Item 9.01. Financial Statements and Exhibits

 (d) Exhibits

Furnished

Exhibit 99 — Press Release dated July 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: July 29, 2015	/s/ Sanjay Kapoor
Sanjay Kapoor
Senior Vice President and Chief Financial Officer

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